Exhibit C.IV Discussion materials June 9, 2021 0Exhibit C.IV Discussion materials June 9, 2021 0

Topics for discussion 1 Update on equity offering and upsize of the Revolving Credit Facility 2 Update on exploration of interest in Ocala 3 Valuation update 1Topics for discussion 1 Update on equity offering and upsize of the Revolving Credit Facility 2 Update on exploration of interest in Ocala 3 Valuation update 1

Update on equity offering and upsize of the Revolving Credit Facility 2Update on equity offering and upsize of the Revolving Credit Facility 2

Public market snapshot

Year-to-date price performance


Summary price performance to date
YTD
5/3 Board
Investor Day
INOV
76%
5%
4%
S&P 500
13%
1%
2%
5/3
Board Meeting
5/18
Investor Day
+76%
+13%
200%
175%
150%
125%
100%
75%
Jan-21
Feb-21
Mar-21
Apr-21
May-21
Jun-21

Public market overview

$mm, except per share data	
Share price as of 06/08/21	$32.02
As % of 52-week high	*99%*
Diluted shares (mm)	156
Market cap	**$5,000**
Firm value	**$5,786**

FYE 12/31	CY20A	CY21E	CY22E
Revenue	$668	$764	$860
% growth	*4%*	*15%*	*12%*
Adj. EBITDA[1]	$231	$271	$311
% margin	*35%*	*35%*	*36%*

Trading multiples	CY21E	CY22E
FV / Revenue	7.6x	6.7x
FV / Adj. EBITDA[1]	21.4x	18.6x

J.P.Morgan

Source: FactSet as of 06/08/21; Company filings

[1] Adjusted EBITDA excludes SBC, acquisition costs, and other non-comparable items

3

Transaction overview Issuer: Inovalon Holdings, Inc. Ticker / Listing exchange: INOV / Nasdaq Security type: Common equity Offering size: [$400-700mm] Share composition: [100% primary] Greenshoe: 15% (100% primary) Use of proceeds General corporate purposes, including working capital and capital expenditures Bookrunners: J.P. Morgan, [ ] Stabilization: J.P. Morgan Logistics, billing & delivery: J.P. Morgan Lock-up agreement: 90 days for company, directors, officers and selling shareholders (if any) Company counsel: [TBD] Underwriter counsel: [TBD] Auditor: [Deloitte] 4Transaction overview Issuer: Inovalon Holdings, Inc. Ticker / Listing exchange: INOV / Nasdaq Security type: Common equity Offering size: [$400-700mm] Share composition: [100% primary] Greenshoe: 15% (100% primary) Use of proceeds General corporate purposes, including working capital and capital expenditures Bookrunners: J.P. Morgan, [ ] Stabilization: J.P. Morgan Logistics, billing & delivery: J.P. Morgan Lock-up agreement: 90 days for company, directors, officers and selling shareholders (if any) Company counsel: [TBD] Underwriter counsel: [TBD] Auditor: [Deloitte] 4

Plan to prepare for equity follow-on launch

Key considerations

- Broader market backdrop
- Outcomes of recent new issuance
- Investor day and NDR engagement
- Peer earnings calendar
- Desire to raise capital

June 2021

M	T	W	T	F
	1	2	3	4
7	8	9	10	11
14	15	16	17	18
21	22	23	24	25
28	29	30		

July 2021

M	T	W	T	F
			1	2
5	6	7	8	9
12	13	14	15	16
19	20	21	22	23
26	27	★28	29	30

August 2021

M	T	W	T	F
2	3	4	5	6
9	10	11	12	13
16	17	18	19	20
23	24	25	26	27
30	31			

- Holiday
- Investor Day
- Execution window
- Needham TMT Conference
- J.P. Morgan TMT Conference
- ★ Estimated Inovalon earnings (late July)
- Board meeting

Milestones	Timing
Other	
Board meeting	6/9-10
Legal	
Engage counsel to begin preparation	6/11
Draft S-3ASR, prosupp and press release	Week of 6/14
Draft legal and other documents: Underwriting Agreement, Comfort Letter, Lockup Agreements	Week of 6/14
Diligence	
Business, financial , auditor, and legal diligence (1-2 calls, pending management availability)	Week of 6/14
Roadshow Prep	
Roadshow drafting	Week of 6/14
NetRoadshow recording	Week of 6/14

J.P.Morgan

5

Execution timeline for revolving credit facility RCF execution timeline (overlaid on equity Week Financing events windows) Draft legal documentation (Engagement / Fee Letter) = July 2021 June 2021 = Drafting Lender Presentation (“LP”) M T W T F M T W T F Week = Engage broader lending syndicate banks 1 2 1 2 3 4 1 / 2 Company to provide 5-year projection model to JPM = 5 6 7 8 9 7 8 9 10 11 = Drafting Amended and Restated Credit Agreement 12 13 14 15 16 14 15 16 17 18 19 20 21 22 23 21 22 23 24 25 26 27 28 29 30 28 29 30 = Respond to Lenders’ due diligence questions = Commitments due from Lenders August 2021 Holiday = Determine and distribute final allocations M T W T F Investor Day = Lender comments due on Amended and Restated Credit Agreement Week 2 3 4 5 6 Execution window = Execute Amended and Restated Credit Agreement distributed via SyndTrak 2 / 3 Needham TMT Conference 9 10 11 12 13 = Closing and Effectiveness J.P. Morgan TMT Conference 16 17 18 19 20 Estimated Inovalon earnings (late July) 23 24 25 26 27 RCF material preparation 30 31 RCF launch 6

Update on exploration of interest in Ocala 7Update on exploration of interest in Ocala 7

Summary of dialogue with interested parties n 13 parties (5 sponsors and 8 strategics) contacted Strategics Sponsors – 1 sponsor submitted an unsolicited proposal n Held management discussions with 7 parties n Received proposals from 3 parties 5 3 6 6 8 5 3 3 2 1 Contacted Signed NDAs Management Declined Submitted Continue meeting proposal dialogue 8Summary of dialogue with interested parties n 13 parties (5 sponsors and 8 strategics) contacted Strategics Sponsors – 1 sponsor submitted an unsolicited proposal n Held management discussions with 7 parties n Received proposals from 3 parties 5 3 6 6 8 5 3 3 2 1 Contacted Signed NDAs Management Declined Submitted Continue meeting proposal dialogue 8

Summary of proposals

	Blackstone	THOMABRAVO	LGP LEONARD GREEN & PARTNERS
Offer price	$34 / share	$35 / share	$36–39 / share (unsolicited) $38–40 / share (updated)
Implied premium to current	*6%*	*9%*	*12–22% (unsolicited)* *19–25% (updated)*
Implied multiples (FV / CY21E)	22.5x[2] – 27.9x (incl. capitalized software)	23.1x[2] – 28.6x (incl. capitalized software)	23.7–25.4x (unsolicited)[1] – 29.3–31.5x (incl. capitalized software) 24.8–26.0x (updated)[2] – 30.7–32.2x (incl. capitalized software)
Implied multiples (FV / CY22E)	18.5x[2] – 22.7x (incl. capitalized software)	19.0x[2] – 23.3x (incl. capitalized software)	20.6–22.1x (unsolicited)[1] – 25.6–27.5x (incl. capitalized software) 20.4–21.4x (updated)[2] – 25.0–26.2x (incl. capitalized software)
Key assumptions	Based on public and confidential information	156mm fully diluted shares $803mm of net debt	Based on public and confidential information
Equity financing	Entirely from Blackstone	Entirely from Thoma Bravo equity funds and Thoma Bravo XIV ($17.8bn committed capital)	Entirely from Leonard Green & Partners
Debt financing	Third-party debt financing, will provide fully committed financing prior to signing	Not specified, however, definitive agreement will not be subject to any financing contingencies	Senior and subordinated debt (subject to further diligence)
Timing to sign	No commitment on specific timing but can move quickly	4 weeks	No commitment on specific timing but can move quickly

J.P.Morgan

Source: Ocala management; FactSet as of 6/8/21

[1] Based on street consensus; [2] Based on Ocala management case

9

Summary of dialogue with interested parties Sponsors Strategics 1 • Strong interest 1• Very slow to engage 2 2 • Engaging senior leadership and healthcare & • Disconnect between senior leadership and software industry-focused teams industry / business development teams 3 3 • Good understanding of market opportunity, growth • Limited knowledge of Ocala acceleration and margin improvement potential 4 • Focus on understanding product differentiation 4 • Able to move and perform deep analysis quickly and go-to-market strategy 5 • Some over focus on legacy-related issues (services, risk-scoring, etc.) 6 • Conflict with other large deals in the market 10Summary of dialogue with interested parties Sponsors Strategics 1 • Strong interest 1• Very slow to engage 2 2 • Engaging senior leadership and healthcare & • Disconnect between senior leadership and software industry-focused teams industry / business development teams 3 3 • Good understanding of market opportunity, growth • Limited knowledge of Ocala acceleration and margin improvement potential 4 • Focus on understanding product differentiation 4 • Able to move and perform deep analysis quickly and go-to-market strategy 5 • Some over focus on legacy-related issues (services, risk-scoring, etc.) 6 • Conflict with other large deals in the market 10

Valuation update 11

Summary valuation perspectives of Ocala

Implied equity value per share



For reference only
For reference only
52-week range
PV of analyst price targets[1]
Trading multiples
Transaction multiples
Discounted cash flow
$32.50
$17.50
$41.00[2]
$37.50
$20.25
$22.00[2]
$41.50
$33.00
$51.75
$31.00
$49.25
$31.50
Current share price: $32.02

Metrics		
CY22E Adj. EBITDA[3] ($mm)	NTM Revenue ($mm)[4]	Discount rate
$330	$806	7.75%–8.75%
Multiples (x)		
CY22E FV / Adj. EBITDA[3]	**FV / NTM Revenue**	**Terminal growth**
18.0–22.0x	**7.0–11.0x**	**3.0%–4.0%**

J.P.Morgan

Source: Ocala management; FactSet as of 6/8/21
Note: Ocala FYE of 12/31; PV of analyst price targets and DCF assume valuation date as of 3/31/21; Reflects total debt of $915mm and cash and cash equiv. of $129mm; DCF assumes mid-period discount convention
All analyses marked as "for reference only" are illustrative and presented for informational purposes only; Share prices rounded to the nearest $0.25; Current share price reflects as of 6/8/21
[1] Discounted one year using cost of equity of 9.0%; [2] Represents actual price targets; [3] Adjusted EBITDA excludes SBC, acquisition costs, and other non-comparable items; [4] NTM as of 3/31/21

12

Public company trading and operating metrics Revenue CAGR Revenue growth Gross margin EBITDA margin FV / EBITDA Firm value CY19A – CY21E CY22E CY22E CY22E CY22E ($bn) 3 $5.8 9% 12% 76% 36% 23.1x Street 18.6x Management 10% 16% 74% 37% $5.8 17% 10% 85% 34% 26.7x $17.5 12% 11% 65% 24% 16.6x $16.3 8% 10% 71% 35% 20.8x $14.7 2 10% 8% NA 51% 18.4x $14.5 14% 15% 73% 23% 28.3x $4.5 12% 11% 80% 41% 20.6x $3.8 16% 14% 75% 27% 19.8x $3.5 11% 17% 26% 24% 20.4x $8.3 1 2% 8% 56% 34% 27.6x $8.0 11% 13% 50% 23% 22.8x $6.5 Source: Company filings, Ocala management; FactSet as of 06/08/21; Note: Ocala FYE of 12/31; Sorted by firm value within groupings 3 ¹ Represents organic growth, which excludes revenue from WageWorks acquisition; ² Not reported; Adjusted EBITDA burdened by capitalized software, for reference only; Inovalon EBITDA reflects adjusted EBITDA which excludes SBC, acquisition costs, and other non- comparable items 13 Healthcare tech Software

Transaction multiples

FV / NTM Revenue



Strategic buyers
Sponsor buyers
For reference only[1]
Leonard Green : 8.3–8.7x
Thoma Bravo: 7.8x
Blackstone: 7.6x
10.0x
7.4x
13.9x
8.1x
7.8x
11.1x
9.3x
6.3x
7.8x
inovalon
(Current)[3]
7.2x
9.1x
8.6x
6.2x
4.0x
4.6x
7.9x
6.6x
7.0x

Target	Ciox Health	Blue Yonder[2]	Nuance	Carbon Black.	medidata	tableau	redhat	Cotiviti	CallidusCloud		proofpoint	RealPage	planview	Forescout	Sophos	Ultimate Software	EllieMae	Apptio
Acquirer	Datavant	Panasonic	Microsoft	vmware	Dassault Systemes	salesforce	IBM	verscend	SAP		Thoma Bravo	Thoma Bravo	TA Associates	Advent International	Thoma Bravo	Hellman & Friedman	Thoma Bravo	Vista
Announce Date	Jun-21	Apr-21	Apr-21	Aug-19	Jun-19	Jun-19	Oct-18	Jun-18	Jan-18		Apr-21	Dec-20	Nov-20	Feb-20	Oct-19	Feb-19	Feb-19	Nov-18
Firm value (bn)	$7.0bn	$8.5	$19.6	$2.1	$6.0	$15.7	$33.4	$5.0	$2.3		$11.3	$10.9	$1.6	$1.5	$3.8	$10.7	$3.3	$1.8
NTM Rev. growth	NA	13%	(3%)	14%	17%	18%	15%	5%	18%		14%	13%	8%	13%	12%	19%	5%	17%

J.P.Morgan

14

Source: Company filings, FactSet, Broker research; Note: All analyses marked as "for reference only" are illustrative and presented for informational purposes only; [1] For reference only, as sources are estimates based on press release
[2] Considered 2020 revenue as LTM revenue and 2021E as NTM revenue, 2021E revenue calculated by applying 2020-25 management CAGR projection to 2020E revenue; [3] NTM as of 3/31/21, reflects INOV current FV / NTM Revenue as of 6/8/21 market data

Appendix 15Appendix 15

Preliminary Inovalon valuation summary (as presented at last Board meeting)

For illustrative purposes only



52-week range
Analyst price targets
Trading multiples
Discounted equity value[1]
Discounted cash flow
Transaction multiples
Sponsor ability to pay[2]
Premiums paid
$31.00
$15.25
$35.00
$22.00
$44.75
$35.00
$54.25
$39.75
$55.00
$35.25
$53.75
$34.25
$48.50
$34.50
$47.75
$38.75
Current share price: $29.78

Metrics					
'22E EBITDA ($mm)	'23E–'24E EBITDA ($mm)	Discount rate	NTM Revenue ($mm)	Revenue CAGR ('20A-'26E)	Current share price
$321	$382–$431	7.5%–8.5%	$789	11.0%–15.0%	$29.78
Multiples (x)					
'22E FV / EBITDA	**'22E FV / EBITDA**	**Terminal growth**	**FV / NTM Revenue**	**EBITDA margin ('26E)**	**1-day premiums paid**
20.0–25.0x	**20.0–25.0x**	**2.5%–3.5%**	**8.0–12.0x**	**40.0%–45.0%**	**30%–60% to current**
				At 22.5x exit multiple and 20% required IRR	

J.P.Morgan

Note: Share prices rounded to the nearest $0.25; Current share price reflects as of 4/29/21; Based on adjusted street case; [1] Assumes 8.0% discount rate; [2] Assumes transaction entry date of 12/31/21 and exit of 12/31/26, 7.5x max pro forma net debt

16

This presentation was prepared exclusively for the benefit and internal use of the J.P. Morgan client to whom it is directly addressed and delivered (including such client’s subsidiaries, the “Company”) in order to assist the Company in evaluating, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure, in whole or in part, to any other party. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by J.P. Morgan. Neither this presentation nor any of its contents may be disclosed or used for any other purpose without the prior written consent of J.P. Morgan. The information in this presentation is based upon any management forecasts supplied to us and reflects prevailing conditions and our views as of this date, all of which are accordingly subject to change. J.P. 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Morgan client to whom it is directly addressed and delivered (including such client’s subsidiaries, the “Company”) in order to assist the Company in evaluating, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure, in whole or in part, to any other party. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by J.P. Morgan. Neither this presentation nor any of its contents may be disclosed or used for any other purpose without the prior written consent of J.P. Morgan. The information in this presentation is based upon any management forecasts supplied to us and reflects prevailing conditions and our views as of this date, all of which are accordingly subject to change. J.P. Morgan’s opinions and estimates constitute J.P. 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